                        UNREGISTERED OR RESTRICTED STOCK               EXHIBIT K
                          SECURITY AND PLEDGE AGREEMENT


     On this 20th day of July, 1995, ROBERT L. SHELL, JR. (hereinafter referred to, whether one or more, as "Debtor", whether or not such Debtor is the primary obligor of the obligation secured hereby) c/o Guyan International 5 Nichols Drive, Barboursville, West Virginia 25504, West Virginia, for value received, in accordance with the Uniform Commercial Code as adopted in West Virginia hereby gives and grants to Bank One, West Virginia, NA, a national banking association (hereinafter referred to as "Secured Party"), having its place of business at 1000 Fifth Avenue, Huntington, West Virginia 25701, a security interest in, and does further hereby pledge unto Secured Party, the property described below as Pledged Property (hereinafter referred to as "Pledged Property").
     1. Pledged Property. The Pledged Property which is hereby pledged and in which a security interest is hereby granted is hereafter described and includes all additions, increases, accessions, proceeds, replacements and substitutions thereto or therefor, all income, interest, dividends (whether cash or stock), any other distributions thereon and proceeds thereof, and any other property to which the Debtor may become entitled by reason of the ownership of the Pledged Property, all of which shall be forthwith delivered to the Secured Party and all other property or securities of Debtor at any time coming into possession of Security Party, as additional security for the discharge of the obligations hereby secured: 27,000 shares of the $10 par value common capital stock of Abigail Adams National Bancorp, Inc., a Delaware Corporation (the "Company") represented by certificate number(s): _______________, together with all shares of the Company hereafter acquired by Debtor with proceeds of the Obligation secured hereby.
     2. Obligations Secured. The security interest and pledge is given to secure:
          (a) The payment of the principal and interest on and all obligations under a note (hereinafter referred to as the "First Note"), dated July, 1995 of ROBERT L. SHELL, JR. (hereinafter referred to sometimes as "Borrower") payable to the order of Secured Party, in the principal sum of Three Hundred Thousand Dollars ($300,000.00), or such principal amount as may be outstanding from time to time, and any and all renewals and extensions of the First Note, however changed in form, manner or amount, and all reasonable costs, expenses, advances and liabilities which may be made or incurred by Secured Party in the disbursement, administration and collection of the loan evidenced by the First Note and in the protection, maintenance and liquidation of the security interest and pledge hereby granted, including reasonable attorneys' fees and with interest on such costs and expenses at the same rate as provided in the Note. This pledge and security agreement also secures and covers: See Exhibit B attached hereto and incorporated herein. All of the above-described are to be hereinafter collectively referred to as "Obligations".
     3. Representations, Warranties and Covenants of Debtor. All covenants, representations, warranties, requirements and agreements set out or described in the Note, any loan agreement, or any other agreement pertaining to the loan evidenced by the Note are hereby incorporated by reference. Additionally, Debtor covenants, represents, warrants and agrees that:
          (a) The Pledged Property shall be held by Secured Party at its place of business at 1000 Fifth Avenue, Huntington, West Virginia. Secured Party as pledgee shall have no duty, liability or responsibility whatsoever as to the Pledged Property beyond the safe custody thereof. Without in any way limiting the generality of the foregoing, the Secured Party shall not be responsible for any decline in the value of the Pledged Property held by Secured Party whether due to market conditions or otherwise;
          (b) There are no restrictions upon the transfer of any of the Pledged Property, other than are referenced on the face of the certificate or as imposed by applicable provisions of federal and state securities laws and regulations;
          (c) The Pledged Property is issued and registered in the name of Debtor as the legal and beneficial owner thereof. Debtor has been the beneficial owner of the Pledged Property represented by the Certificate number(s) identified above, and the Pledged Property is duly authorized, validly issued and fully paid and nonassessable, with no personal liability attaching to the ownership thereof;
          (d) The Pledged Property is free and clear of any security interest, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except as referenced in (b) above; the purchase price of the Pledged Property represented by said Certificate number(s) identified above is paid in full; and Debtor will not incur, create, assume or permit to exist any other pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Pledged Property or assign, pledge or otherwise encumber any right to receive income from the Pledged Property;
          (e) Debtor has the right to transfer such Pledged Property free of any encumbrances and without obtaining the consent of any other person and Debtor will defend its title to the Pledged Property against the claims of all persons and that any registration with, or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of, and grant of the security interest in, the Pledged Property has been obtained; and
          (f) The pledge of, and grant of the security interest in, the Pledged Property is effective to vest in the Secured Party a valid and perfected pledge and security interest, superior to the rights of any other person in and to the Pledged Property as set forth herein. Simultaneously with the execution of this Agreement, Debtor is delivering to the secured party the certificates of Pledged Property identified above registered in the name of Debtor, accompanied by proper instruments of assignment (stock power) executed by the Debtor so that the same shall be transferrable on the books of the Company upon presentation by the Secured Party, and from time to time hereafter the Debtor shall at Debtor's expense cause all certificates, documents and other instruments, evidencing, representing or otherwise comprising the Pledged Property to be similarly delivered accompanied by proper instruments of assignment and registered immediately upon any of the same becoming part of the Pledged Property.
          (g) Debtor will join with Secured Party in executing one or more financing statements, security agreements, or other instruments pursuant to the Uniform Commercial Code, as enacted in West Virginia unless the law of some jurisdiction other than in the United States of America is applicable, in which event the required documentation will be in accordance with the law of such jurisdiction in form reasonably satisfactory to Secured Party and will pay the cost of filing the same in all public offices wherever filing is deemed reasonably necessary or desired by Secured Party, or wherever reasonably requested by Secured Party.

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                                                                        PAGE TWO
          (h) At its option, Secured Party may discharge taxes, liens, or security interests or other encumbrances at any time levied or placed on the Pledged Property. Debtor agrees to reimburse Secured Party on demand for any payment reasonably made, or any expense reasonably incurred by Secured Party pursuant to the foregoing authorization, and if not paid upon demand, interest at the rate prescribed in the Note shall be charged on such costs.
          (i) Debtor has delivered contemporaneously with the execution of this Security and Pledge Agreement Debtor's executed power of attorney ("Power of Attorney"), substantially in the form attached hereto as Exhibit A, pursuant to which Debtor grants to Secured Party the power and authority on behalf of Debtor to complete, execute, and file with the United States Securities and Exchange Commission one or more notices of the proposed sale of securities constituting Pledged Property pursuant to Rule 144 under the Securities Act of 1933.
          (j)  Debtor shall furnish to Secured Party:
               (i) Within forty-five (45) days after the end of each fiscal quarter of Company, a copy of Company's Form 10-Q that Company is required to file with the Securities and Exchange Commission with respect to said fiscal quarter; and
               (ii) Within 90 days after the end of each fiscal year of Company, a copy of Company's Form 10-K that Company is required to file with the Securities and Exchange Commission with respect to said fiscal year, which Form 10-K shall contain a copy of Company's annual, unqualified, audited, consolidated balance sheet and statements of income, retained earnings, capital surplus and capital stock, as of the end of each fiscal year, prepared by independent public accountants in accordance with generally accepted accounting principals consistently applied; and
               (iii) Such other financial information concerning the Company as Secured Party may request and which Debtor is entitled to receive or obtain.
          (k) Debtor shall immediately advise Secured Party of any sale or sales of the shares of Company (not covered by this agreement, if any) by Debtor or by any other person whose sales of securities of the Company are required by Rule 144 of the Securities and Exchange Commission to be aggregated with Debtor's sales, and shall furnish or cause to be furnished, to Secured Party promptly a copy of any Form 144 filed in respect of any such sale or sales. In addition, if Debtor or any such person files with the United States Securities and Exchange Commission a form or other document reporting a change in Debtor's beneficial ownership of Company's common stock, Debtor shall cause a copy promptly to be forwarded to Secured Party. Notwithstanding the above, Debtor is not obligated to advise Secured Party of such sales when Debtor is not aware of the sales nor to provide Secured Party with a copy of any form of which Debtor is unaware or that is not reasonably available to Debtor.
          (l) Debtor hereby covenants and agrees to use Debtor's best efforts to cause the Pledged Property to be freely marketable at public auction should such become necessary, and will accordingly, without limiting the scope of the foregoing undertaking, use Debtor's best efforts to ensure the availability to Secured Party of sales pursuant to Rule 144 of the Securities and Exchange Commissions, or in the alternative, to cause the Company to file a registration statement with the Securities and Exchange Commission and any applicable securities administrators with respect to the Pledged Property.
          (m) Debtor shall from time to time either (i) pledge and assign to Secured Party a security interest in such number of shares of stock of the Company (in addition to the Pledged Property pledged contemporaneously with the execution of this Security and Pledge Agreement) as Secured Party shall determine in its reasonable discretion are necessary to insure that the amount of the Obligations secured hereby does not at any time exceed the maximum loan value of all Pledged Property hereunder, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, if applicable, or (ii) in the sole discretion of Secured Party, should Secured Party so elect and request, prepay the Obligations, within ten (10) days after request of Secured Party, in an amount as Secured Party shall determine in its reasonable discretion is necessary to insure that the amount of the Obligations secured hereby does not at any time exceed the maximum loan value of all Pledged Property hereunder, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, if applicable. The certificate for any and all such shares so delivered shall be delivered to Secured Party promptly upon request therefor by Secured Party, duly endorsed in blank (or accompanied by executed stock powers), with all signatures guaranteed. All such shares, from the date of such delivery, shall be deemed to be a part of the Pledged Property for the Obligations, and shall be subject to all of the terms and conditions hereof, and Debtor agrees to execute and deliver all such amendments to the Security and Pledge Agreement or other security agreements or instruments as Secured Party may request for the purpose of further evidencing or assuring Secured Party's security interest therein.
          (o) The Pledged Property represents 9.5% of the issued and outstanding shares of voting stock of the company and represents all of the issued and outstanding shares of voting stock of the Company owned by Debtor.
All of
the issued shares of the Company are fully registered in the State of West Virginia or are exempt from registration in the State of West Virginia and none of such shares have been issued in violation of any applicable federal or state securities laws.
     4. Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:
          (a) The default by Debtor under any of the Obligations secured hereby;
          (b) The default in the due observance of any covenants or agreement to be kept and performed by Debtor under this Security and Pledge Agreement or of any instrument, document or agreement pertaining to any of the Obligations;
          (c)  The death or insolvency of Debtor;
          (d)  A general assignment by Debtor for the benefit of creditors; or
          (e) The filing by or against Debtor of a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for the property or assets of Debtor or any part thereof, or any other proceeding under any federal or state insolvency law and such proceeding is not stayed or dismissed within 30 days after the commencement.

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                                                                      PAGE THREE
     5.   Remedies Upon Default.  Upon any Event of Default hereunder:
          (a) Thereupon, or any time thereafter, Secured Party, at its option, may upon 10 days written notice to Debtor declare all of the Obligations to be immediately due and payable without demand or notice to Debtor, and shall have the remedies or a secured party under the laws of the State of West Virginia, including, without limitation thereto, the right to forthwith exercise all rights of ownership of the Pledged Property, including, without limitation, the right to receive all dividends, interest and other amounts declared on, and sell or otherwise dispose of the Pledged Property according to law or at its option to retain the Pledged Property in partial satisfaction of the Obligations.
          The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Property for their own account in compliance with any applicable exemption available under the Securities Act of 1933. The Secured Party will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given.
          Debtor recognizes that Secured Party may be unable to effect public sale of all or a portion of the Pledged Property by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Property for their own account for investment and not with a view to resale thereof. The Debtor agrees that private sales may be at prices and on other terms less favorable to the Debtor than if such Pledged Property was sold at public sale and that Secured Party has no obligation to delay sale of any such Pledged Property for the period of time necessary to permit Company, even if Company would agree, to register such Pledged Property for public sale under the Securities Act of 1933. The Debtor agrees that private sales made under the foregoing circumstances, or any other disposition by Secured Party of the Pledged Property, shall be deemed to have been made in a commercially reasonable manner under the Uniform Commercial Code as adopted in the State of West Virginia.
          (b) All reasonable costs and expenses of Secured Party in holding, preparing for sale and selling or otherwise realizing upon any Pledged Property in an Event of Default by Debtor, including court costs and reasonable attorneys' fees and legal expenses, allowed by law, shall constitute additional indebtedness of the Debtor which Debtor promises to pay on demand and which shall be entitled to the benefit of and be secured by said security interest and as to which interest shall accrue at the same rate as provided in the Note, provided however that in no event will the total of interest and other charges due hereunder exceed the maximum rate, if any, established by applicable law.
          (c) The Secured Party shall have the right to apply the proceeds of any disposition of the Pledged Property to the payment of the Obligations in such order of application as the Secured Party may, in its sole discretion, elect. Any deficiency will be paid to the Secured Party forthwith upon demand, and any surplus will be paid to the Debtor or to whomsoever may be lawfully entitled to receive the same or as a court of competition jurisdiction may direct if the Debtor is not indebted to the Secured Party under any other Obligation.
          (d) The rights, options and remedies of the Secured Party shall be cumulative and no failure or delay by the Secured Party in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or wavier of any Event of Default hereunder.
          (e) To the extent that any of the Debtor's Obligations to the Secured Party are now or hereafter secured by property other than the Pledged Property or by the guaranty, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right to proceed against such other property, guaranty, or endorsement upon any Event of Default, and the Secured Party shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Secured Party shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Secured Party's rights hereunder.
          (f) The Debtor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law or any law permitting it to direct the order in which the Pledged Property shall be applied or sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and the Debtor hereby waives all benefits or advantage of all such laws, and covenants that Debtor will not hinder, delay or impede the execution of any power granted to the Secured Party in this Agreement but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section shall be construed as a waiver of any rights of the Debtor under any applicable federal bankruptcy law.
          (g) The Debtor, to the extent it may lawfully do so, on behalf of Debtor and all who may claim through or under Debtor, including, without limitation any and all subsequent creditors, vendees, assignees and lienholders, waives and releases all rights to demand or to have any marshalling of the Pledged Property upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement, and consents and agrees that all the Pledged Property may at any such sale be offered and sold as an entirety.
     6. Voting Rights and Transfer. Prior to the occurrence of any Event of Default, Debtor will have the right to exercise all voting rights with respect to the Pledged Property. At any time after the occurrence of any such Event of Default, the Secured Party may transfer any or all of the Pledged Property into its name or that of its nominee and may exercise all voting rights with respect to the Pledged Property, but no such transfer shall constitute a taking of such Pledged Property in satisfaction of any or all of the indebtedness, liabilities or Obligations secured hereby unless the Secured Party expressly so indicates by letter mailed or delivered to Debtor.

                                                                       PAGE FOUR
     7.   Dividends.
          (a) Subject to the rights of the Secured Party pursuant to paragraph 4, above, Debtor will have the right to receive all cash dividends declared and paid on the Pledged Property prior to the occurrence of any Event of Default under paragraph 5, above.
          (b) In the event any additional shares are issued to Debtor as a stock dividend on any of the Pledged Property, as a result of any split of any of the Pledged Property, or by reclassification, merger, consolidation or otherwise, such additional shares will be immediately delivered to Secured Party and will be subject to this agreement and a part of the Pledged Property to the same extent as the original Pledged Property.
     8. Return of Pledged Property. Secured Party agrees that, upon payment in full of the Obligations, it shall cause the Pledged Property to immediately be delivered to Debtor free and clear of this Agreement and any and all liens created hereby.
     9.   Reimbursement of the Secured Party.
          (a) Debtor agrees to indemnify and hold harmless the Secured Party (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatever nature, and to reimburse the Secured Party for all costs and expenses, including legal fees and disbursements, growing out of or resulting from the Pledged Property, this Security and Pledge Agreement or the administration and enforcement or exercise of any right or remedy granted to the Secured Party hereunder. In no event shall the Secured Party be liable to Debtor for any matter or thing in connection with this Security and Pledge Agreement other than to account for moneys actually received by it in accordance with the terms hereof.
          (b) If Debtor fails to do any act or thing which it has covenanted to do hereunder or any representation or warranty of Debtor hereunder shall be breached, the Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the indebtedness secured hereby, the cost of expense incurred by the Secured Party in so doing, and any and all amounts expended by the Secured Party in taking any such action shall be repayable to it upon its demand to Debtor therefor and shall bear interest at the rate of the Note from the date advanced to the day of repayment, provided however that in no event will the total of interest and other charges due hereunder exceed the maximum rate, if any, established by applicable law.
          (c) All indemnities contained in this paragraph shall survive the termination of this Security and Pledge Agreement.
     10. Representations and Warranties to Survive. All representations, warranties, covenants and agreements made by Debtor herein or in any document delivered pursuant to the terms of this Security and Pledge Agreement shall survive the execution and delivery of this Security and Pledge Agreement without limitation as to time and amount.
     11. Notices. Any notice to Debtor shall be sufficiently given when mailed to Debtor's address last known to Secured Party.
     12. Waiver. No waiver by Secured Party of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion.
     13. All rights of Secured Party hereunder shall inure to the benefit of the successors and assigns of Secured Party; and the obligations of Debtor shall bind the personal representatives, heirs, successors and assigns of Debtor.
This Agreement shall take effect when signed by Debtor.
     14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of West Virginia.
     15. Jurisdiction. The undersigned Debtor hereby jointly and severally, irrevocably and exclusively submit to the jurisdiction of the Circuit Court of the County in West Virginian in which the Secured Party's main banking office is situate and the proper Appellate Courts of the State of West Virginia, or the United States Bankruptcy or District Court having jurisdiction over the county in which the Secured Party's main banking office is situate and the proper Appellate Courts of the United States, over any action or proceeding arising out of or relating to the Obligations, this Agreement, any document executed in connection therewith and/or the conduct of the relationship between the Secured Party and the undersigned Debtor in relation thereto. The undersigned Debtor hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such West Virginia State or Federal Court and waive any and all rights the undersigned Debtor may have to contest the jurisdiction and/or venue of the above mentioned Courts and to demand any other Court. Provided however, nothing in this section shall affect the right of the Secured Party to bring proceedings against the undersigned Debtor in the Courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     16. Waiver of Jury Trial. The undersigned Debtor jointly and severally waive(s) trial by jury with respect to any action, claim, suit or proceeding in respect of or arising out of the Obligations, this Agreement, any agreements executed in connection herewith and/or the conduct of the relationship between Secured Party and the undersigned in relation thereto.
     WITNESS the following signature and seal of any individual as of the day and year first above written, and IN WITNESS WHEREOF, any corporate party has caused this Agreement to be duly executed and delivered and its seal to be affixed and attested by its proper and duly authorized officer as of the day and year first above written.

                                                                       PAGE FIVE



                              ________________________________________
                              Robert L. Shell, Jr.

STATE OF WEST VIRGINIA,
COUNTY OF CABELL, TO-WIT:

     The foregoing instrument was acknowledged before me this _____ day of July, 1995, by Robert L. Shell, Jr.

     My commission expires ________________________________________.

                              ________________________________________
                                                  Notary Public

                                   EXHIBIT "A"

                                POWER OF ATTORNEY


     Know all men by these presents that I, Robert L. Shell, Jr., the undersigned, do hereby make, constitute and appoint Bank One, West Virginia, NA ("Secured Party") my true and lawful attorney in fact for me, in my name, place, and stead, on my behalf and for my use and benefit:
     1. To complete, execute, and file with the United States Securities and Exchange Commission one or more notices of the proposed sale of securities pursuant to Rule 144 under the Securities Act of 1933. I grant to said attorney in fact full power and authority to do, take, and perform all and every act and thing that is requisite, proper, or necessary to be done in the exercise of the rights and powers herein granted, as fully to all intents and purposes as I might, or could, do if personally present.
     2. This Power of Attorney is issued pursuant to that certain Security and Pledge Agreement dated July, 1995, between the undersigned and Secured Party ("Agreement"). The rights, powers, and authority herein granted to the attorney in fact shall commence and be in full force and effect on this _____ day of July, 1995, and remain in full force and effect and shall no be rescinded, revoked, terminated, amended, or otherwise modified until all Obligations of the undersigned, as defined in the Agreement, have been fully satisfied.
     In the event of my subsequent disability of incompetence, this power of attorney shall not be affected or terminated. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this _____ day of July, 1995.

                                             ___________________________________
                                             Robert L. Shell, Jr.


STATE OF WEST VIRGINIA,
COUNTY OF CABELL, TO WIT:

     The foregoing instrument was acknowledged before me this _____ day of July, 1995, by Robert L. Shell, Jr.

     My Commission expires: ________________________________________.



(SEAL)                             _____________________________________________
                                                       NOTARY PUBLIC

                                  EXHIBIT B TO
                        UNREGISTERED OR RESTRICTED STOCK
                          SECURITY AND PLEDGE AGREEMENT
                        BETWEEN ROBERT L. SHELL, JR. AND
                           BANK ONE, WEST VIRGINIA, NA


     2. (b)    The payment of the principal and interest on and all obligations under a note (hereinafter referred to as the "Second Note"), dated July _____, 1995, of Robert L. Shell, Jr. payable to the order of Secured Party, in the principal sum of Three Hundred Thousand Dollars ($300,000.00), or such principal amount as may be outstanding from time to time, and any and all renewals and extensions of the Second Note, however changed in form, manner or amount, and all reasonable costs, expenses, advances and liabilities which may be made or incurred by Secured Party. The First Note and Second Note are in this Agreement collectively referred to as the "Note". The Note and this Security and Pledge Agreement are issued pursuant to a Loan Agreement (the "Loan Agreement") of even date herewith between the Debtor and the Secured Party. The First Note is referred to as Note #1 the Loan Agreement and the Second Note is referred to as Note #2 in said Loan Agreement.

                                                 IRREVOCABLE STOCK OR BOND POWER


FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer to Bank One, West Virginia, NA

________________________________________________________________________________


If stock,      [27,000 shares of the $10 par value common
complete       [stock of Abigail Adams National Bancorp, Inc.
this           [________
portion        [Certificate(s) No. ________
               [Standing in the name of the undersigned on the books of said
               [company.


If bond,       [Bond(s) of ________
complete       [in the principal amount of $________
this           [Serial No(s).________
portion        [Standing in the name of the undersigned on the books of said
               [company.


               The undersigned does (do) hereby jointly and severally, irrevocably constitute and appoint Bank One, West Virginia, NA, its successors or assigns, as the undersigned's attorney to transfer the said stock or bond, as the case may be, on the books of said company, with full power of substitution in the premises. The power is given to the holder hereof to fill in any and all banks in this instrument. The Bank is authorized to make photocopies of this agreement as frequently and in such quantity as Bank shall deem appropriate. Each photocopy shall have the same force and effect as an original.

Signature guaranteed:                _____________________________________(SEAL)
                                        Owner (as name appears on stock or bond)
                                        Robert L. Shell, Jr.
______________________________
                                     _____________________________________(SEAL)
                                        Owner (as name appears on stock or bond)

                                     Date:_________________________________